UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015

M LINE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53265	88-0375818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2320 E Orangethorpe Avenue

Anaheim, CA 92806

(Address of principal executive offices)

(714) 630-6253

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of a Director and CEO

Following the recent 8-K issued regarding Mr. Bruce Barren, Mr. Barren has asserted that he had resigned prior to his termination.

The Company has decided to acknowledge his resignation and the Company has no further comments about this matter.

The Company is providing Mr. Barren with the opportunity to furnish the Company as promptly as possible a letter addressed to the Company stating whether he agrees with the foregoing statements made by the Company under this Item 5.02 and, if not, stating why he does not agree. The Company will file any such letter received from Mr. Barren as an exhibit by amendment to this Form 8-K within two business days after receipt by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M LINE HOLDINGS, INC.

Date: September 30, 2015	By:	/s/ Anthony L. Anish
	Name:	Anthony L. Anish
	Title:	Chief Operating Officer